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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                        MORGAN STANLEY DEAN WITTER & CO.
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             (Exact Name of Registrant as Specified in Its Charter)


                DELAWARE                                 36-3145972
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(State of Incorporation or Organization)     (IRS Employer Identification no.)


    1585 Broadway, New York, New York                      10036
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(Address of Principal Executive Offices)                 (Zip Code)

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

If this Form relates to the registration   If this Form relates to the registration
of a class of securities pursuant to       of a class of securities pursuant to
Section 12(b) of the Exchange Act and is   Section 12(g) of the Exchange Act and is
effective pursuant to General              effective pursuant to General
Instruction A.(c), please check the        Instruction A.(d), please check the
following box. [X]                         following box. [ ]
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Securities Act registration statement file number to which this form relates: 333-34392
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Securities to be registered pursuant to Section 12(b) of the Act:



           Title of Each Class                 Name of Each Exchange on Which
            to be Registered                    Each Class is to be Registered
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Medium-Term Notes, Series C                THE AMERICAN STOCK EXCHANGE
(Senior Fixed Rate Notes), 0.25%
Exchangeable Notes due November 30,
2007

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)




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     Item 1.   Description of the Registrant's Securities to be Registered.

     The title of the class of securities to be registered hereunder is:
Medium-Term Notes, Series C (Senior Fixed Rate Notes), 0.25% Exchangeable Notes due November 30, 2007 ("Procter & Gamble Company Exchangeable Notes"). A description of Procter & Gamble Company Exchangeable Notes is set forth under the caption "Description of Debt Securities" in the prospectus included within the Registration Statement of Morgan Stanley Dean Witter & Co. (the "Registrant") on Form S-3 (Registration No. 333-34392) (the "Registration Statement"), as supplemented by the information under the caption "Description of Notes" in the prospectus supplement dated May 18, 2000 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), which description is incorporated herein by reference, and as further supplemented by the description of Procter & Gamble Company Exchangeable Notes contained in the pricing supplement dated November 14, 2000 to be filed pursuant to Rule 424(b) under the Act, which contains the final terms and provisions of Procter & Gamble Company Exchangeable Notes and is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

     Item 2.   Exhibits.

     The following documents are filed as exhibits hereto:

     4.1 Proposed form of Global Note evidencing Procter & Gamble Company Exchangeable Notes.


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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            MORGAN STANLEY DEAN WITTER & CO.
                                            (Registrant)


Date:   November 15, 2000                   By: /s/ Ronald T. Carman
                                               ---------------------------------
                                               Name:  Ronald T. Carman
                                               Title: Assistant Secretary


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                                                 INDEX TO EXHIBITS

Exhibit No.                                                             Page No.
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4.1  Proposed form of Global Note evidencing Procter &                    A-1
     Gamble Company Exchangeable Notes
















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